UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2015

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2015, the Compensation Committee of our Board of Trustees awarded 2014 annual incentives, equity-based long-term incentives and bonuses for our senior executives and set their 2015 base salaries. The tables below reflect awards to executive officers who were identified as named executive officers in the proxy statement for our 2014 annual meeting of shareholders.
Annual Incentive Awards
The table below sets forth the annual incentives, which are payable in cash, awarded to each of the following executives:

Name	Annual Incentive
Gerard H. Sweeney	$1,200,000
H. Jeffrey DeVuono	$372,173
George D. Johnstone	$280,500
Brad A. Molotsky	$271,600
Thomas E. Wirth	$367,500

Long-Term Equity Awards: Performance Units; Cliff-Vesting Restricted Shares
The table below sets forth the equity-based long-term incentives awarded to each of the following executives. Two-thirds of these awards (by value) were in the form of restricted performance share units (“Performance Units”) and one-third of these awards (by value) were in the form of time-vested restricted common shares as indicated in the table below.

Name	Performance Units (#)	Restricted Shares (#)	Aggregate Grant Date Fair Value of Performance Units and Restricted Shares
Gerard H. Sweeney	57,156	36,531	$1,800,000
H. Jeffrey DeVuono	16,883	10,790	$531,675
George D. Johnstone	13,098	8,372	$412,500
Brad A. Molotsky	16,671	10,655	$525,000
Thomas E. Wirth	16,671	10,655	$525,000

Performance Units. Performance units represent the right to earn common shares. The number of common shares, if any, deliverable to award recipients depends on our performance based on our total return to shareholders during the three-year period (the “Measurement Period”) that commenced on January 1, 2015 and that ends on the earlier of December 31, 2017 or the date of a change of control, as defined in our 2015-2017 Restricted Performance Share Unit Program (the “Performance Unit Program”) compared to (i) for fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of the component members (excluding us) of the S&P US REIT Index (the “Index Companies”) and (ii) for the other fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of each of the companies in a designated peer group (the “Peer Group”) contained in the Performance Unit Program. If our total return to shareholders over the Measurement Period places us below the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then no shares will be earned under the related performance units. If our total return to shareholders over the Measurement Period places us at or above the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then a percentage of the awards ranging from 50% to 200% will be earned. Dividends are deemed credited to the performance units accounts and are applied to acquire more performance units for the account of the unit holder at the price per common share ending on the dividend payment date. If earned, awards will be paid in common shares in an amount equal to the number of performance units in the holder’s account at the end of the Measurement Period. Participants in the program may elect to defer receipt of common shares earned into our Deferred Compensation Plan. In the event of the participant’s death, disability or qualifying retirement, he will be eligible to receive shares (if any) under the program as if the Measurement Period ended on the last day of the month in which the termination occurred.
Restricted Shares. Each Restricted Share is scheduled to vest on April 15, 2018 and, upon vesting, will be settled for one common share. We pay dividend equivalents on Restricted Shares prior to the vesting date. Vesting would accelerate if the recipient of the award were to die, become disabled or retire in a qualifying retirement prior to the vesting date. In the case of our President and Chief Executive Officer, vesting would also accelerate if we were to terminate him without cause, or if he were to resign for good reason, under his employment agreement. In addition, if we were to undergo a change of control, then unvested shares would also accelerate if, in connection with the change of control or within a specified period after the change of control, the holder’s employment were to terminate in a qualifying termination or resignation.
The grants of the Restricted Shares and Performance Units were made under our Amended and Restated 1997 Long-Term Incentive Plan.
Bonuses. The discretionary bonuses awarded to our named executive officers were: Mr. Sweeney ($50,000); Mr. DeVuono ($25,000); Mr. Johnstone ($20,000); Mr. Molotsky ($20,000); and Mr. Wirth ($25,000).
Base Salaries
The table below shows 2014 and 2015 base salary information established by our Compensation Committee for each of the following executives. The increase in Mr. Sweeney’s 2015 salary represents the first increase in his salary since February 9, 2007.

Name	2014 Base Salary	2015 Base Salary	% Increase
Gerard H. Sweeney	$600,000	$700,000	16.7%
H. Jeffrey DeVuono	$354,450	$363,311	2.5%
George D. Johnstone	$330,000	$336,600	2.0%
Brad A. Molotsky	$350,000	$357,000	2.0%
Thomas E. Wirth	$350,000	$375,000	7.1%

Incentive Compensation Clawback Agreements
Each of our executive officers has executed an agreement (each, a “clawback” agreement) that provides for our right of recovery of incentive-based compensation, without regard to misconduct, in the event of an accounting restatement due to material non-compliance with federal securities laws.
Forms of Award and Related Agreements
The award agreements for the Performance Units and Restricted Shares, and the clawback letter agreement will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K. The discussion above is a summary only, and we encourage you to review the full text of the forms of award agreement and clawback letter agreement attached as exhibits.
Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Form of Performance Unit Award Agreement

10.2	2015-2017 Performance Share Unit Program

10.3	Form of Restricted Share Award (President and CEO)

10.4	Form of Restricted Share Award (Other Executives)

10.5	Form of Incentive Compensation Clawback Agreement

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P. By: Brandywine Realty Trust, ITS SOLE GENERAL PARNTER
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: February 25, 2015

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